POWER OF ATTORNEY

________________________________________________________________________________

The Undersigned hereby constitutes and appoints Donald R. "Scotty" Walsh and Christopher D. Olander as her attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person's name, place, and stead, in any and all capacities, to sign and file any and all Form 3, 4 or 5 under Section 16 of the Securities Exchange Act of 1934, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                       Title                            Date
________________________________________________________________________________



__/s/ Catherine Dodson___  Vice President and                November 18, 2004
Catherine Dodson           interim Chief Financial Officer